Exhibit 99.1

Contact: Michael Wolf – Standard Parking Corp. (312) 274-2070 mwolf@spplus.com

Press Release

Standard Parking Corporation Announces Third Quarter 2013 Results

Company Updates 2013 Guidance,

Announces Upcoming Corporate Name Change and Brand Launch;

Merger Integration Maintains Momentum

CHICAGO, November 18, 2013 — Standard Parking Corporation (Nasdaq:STAN), a leading national provider of parking management, ground transportation and other ancillary services, today announced its third quarter 2013 results, and issued restated historical operating results for fiscal 2012, the first two quarters of 2013 and other prior periods as a result of the completion of the previously announced accounting review of its Bradley Airport contract. The Company also announced that, as part of its long-term branding strategy, it will change its corporate name to SP Plus Corporation on December 2, 2013, though for the near term it will continue to conduct its parking operations under its Standard Parking and Central Parking brands.  The Company also announced that on December 2, 2013 its shares will begin trading under a new ticker symbol, SP.

Financial Summary

In millions except per share	Three Months Ended September 30, 2013		Three Months Ended June 30, 2013		Three Months Ended September 30, 2012
data	Reported	Adjusted (1)	Reported (2),(3)	Adjusted (1)	Reported (3)	Adjusted (1)
Gross Profit	$40.1	$40.1	$46.0	$46.0	$21.4	$21.4
General and administrative expenses	$20.5	$18.6	$26.9	$23.8	$13.8	$10.9
EBITDA(4)	$18.9	$20.8	$18.4	$21.5	$7.5	$10.4
Income before income taxes	$6.9	$8.8	$6.3	$9.4	$4.8	$7.8
Net income attributable to Standard Parking	$3.7	$4.8	$3.4	$5.2	$2.2	$3.9
Earnings per share (EPS)	$0.17	$0.22	$0.15	$0.24	$0.14	$0.25
EPS dilution due to amortization of merger intangibles(2),(4)		$0.10		$0.10		—
Free Cash Flow(4)	$(1.0)		$10.3		$(0.3)

	Nine Months Ended September 30, 2013		Nine Months Ended September 30, 2012
In millions except per share data	Reported (2),(3)	Adjusted (1)	Reported (3)	Adjusted (1)
Gross Profit	$126.4	$126.4	$66.9	$66.9
General and administrative expenses	$75.3	$66.1	$43.8	$33.2
EBITDA(4)	$49.1	$58.3	$22.9	$33.5
Income before income taxes	$13.4	$22.6	$14.7	$25.3
Net income attributable to Standard Parking	$6.9	$12.3	$8.0	$14.1
Earnings per share (EPS)	$0.31	$0.55	$0.50	$0.89
EPS dilution due to amortization of merger intangibles(2),(4)		$0.33		—
Free Cash Flow(4)	$(4.0)		$7.1

(1) Adjusted to eliminate merger and integration related costs, including severance payments, professional fees, divestiture-related costs and amortization of restricted stock units granted in connection with the Company’s acquisition of Central Parking through a merger in October 2012 and related tax effects.

(2) The previously issued consolidated financial statements have been recast in this table to reflect the impact of the final purchase price allocation with respect to the Company’s Central Parking acquisition as if the final purchase price allocation was completed at the date of acquisition. The impact of the finalization of the purchase price allocation is reflected in the tables accompanying this release.

(3) The previously issued consolidated financial statements have been restated in this table primarily to reflect a change in the manner in which the Company has accounted for deficiency payments under the Company’s agreement with the State of Connecticut under which the Company operates the surface parking and 3,500 space parking garage at Bradley International Airport located in the Hartford, Connecticut metropolitan area (the “Bradley Agreement”).  Cumulative deficiency payments under the Bradley Agreement, net of reimbursements, previously had been recorded as a receivable by the Company.  Please see the more detailed discussion in the below section entitled “Update Regarding Accounting Review of Bradley Agreement.”

(4) Refer to accompanying financial tables for a reconciliation of this non-GAAP financial measure.

James A. Wilhelm, President and Chief Executive Officer, stated, “We’re pleased with another quarter of solid execution. While our underlying business performance exceeded our expectations, gross profit that otherwise would have been in line with second quarter results was adversely impacted on a sequential basis by insurance program fluctuations, volatility at some of our leased locations and fluctuations in the performance of the Bradley Airport contract that now flow through our operating results. Our third quarter results were the result of a continued focus on consistently executing against our strategic initiatives and driving operational efficiencies to strengthen our competitive position.

“As part of our long term branding strategy, we’ve set December 2, 2013 as the initial brand launch date on which we’ll officially change our corporate name to SP Plus Corporation and launch our new brand and website. For the time being, we’ll continue to conduct our parking operations under their original brands. Starting in 2014, we anticipate beginning a phased transition of those operations to a new SP+ Parking brand.”

Wilhelm concluded, “We have made excellent progress integrating the two businesses since the merger was completed one year ago. Our two organizations have blended seamlessly, and we continue to explore opportunities to leverage our shared expertise across the business and expand our service capabilities to customers to drive long term, profitable growth. Our staged integration continues its smooth execution and remains on track. We began to integrate locations in eight more states into our combined support office systems and processes at the start of the fourth quarter. We expect to continue converting additional states at an orderly pace and to have completed the integration of all locations by the end of 2014.”

Update Regarding Accounting Review of Bradley Agreement

The Company has completed its previously announced accounting review of its Bradley Agreement. The review was isolated to this one agreement, which has been in place for the last 13 years and centered around the application of technical accounting principles to various aspects of the agreement.  At the inception of the Bradley Agreement in March 2000, the Company determined, after consultation with and concurrence by Ernst & Young, LLP, that any deficiency payments under the Bradley Agreement should be accounted for as a receivable on the Company’s consolidated balance sheet. Based in part on its ongoing consultation with and concurrence by Ernst & Young, LLP throughout the entire contract period to date, the Company believed this to be the proper accounting treatment, and consistently maintained such treatment over the past thirteen years. The Company believed that it would, and continues to believe that it will, ultimately recover the deficiency payments; however, after consultation with and concurrence by Ernst & Young, LLP, the Company now has concluded that the deficiency payments should not have been recognized as a receivable, but rather should have been, and should continue to be, recorded as cost of parking services in the reporting periods in which such payments were made, and that the repayments to the Company of any deficiency payment should have been, and should continue to be, recognized as reimbursements of such cost of parking services in the reporting periods in which such payments were received. This change in accounting does not impact the economics of the Bradley Agreement, including related cash flows as disclosed in the Company’s quarterly reports, but may cause increased fluctuations in the Company’s future quarterly results of operations. The impact of the restatement on the Company’s operating results for the periods presented in this release is reflected in the tables accompanying this release. For further information, see the Company’s Current Report on Form 8-K, Quarterly Report on Form 10-Q for the period ended September 30, 2013 and amendments to prior reports filed by the Company contemporaneously with this release.

Third Quarter Operating Results

Gross profit in the third quarter of 2013 was $40.1 million, compared to second quarter 2013 gross profit of $46.0 million, a decrease of 13%. The decrease in sequential quarter gross profit was primarily attributable to the timing of a health insurance dividend that was recorded in the second quarter of 2013, an unfavorable swing in insurance reserve estimates related to prior years, volatility at some of the Company’s leased locations and an unfavorable sequential quarter fluctuation in deficiency payments at Bradley Airport as a result of a large repayment to the Company in the second quarter and a large payment by the Company in the third quarter. The $18.7 million year-over-year increase in gross profit was primarily attributable to the addition of Central Parking operations.

Third quarter 2013 general and administrative (G&A) expenses were $20.5 million, including $1.9 million of merger and integration related costs, as compared to $26.9 million in the second quarter of 2013, which included $3.1 million of merger and integration related costs. The sequential quarter decrease of $5.2 million in adjusted G&A, excluding merger and integration related costs, was due primarily to decreases in compensation related costs. Adjusted G&A as a percentage of gross profit improved to 46.4% in the 2013 third quarter as compared to 51.6% in the 2013 second quarter.

Income before income taxes for the third quarter of 2013 was $6.9 million. On a year-over-year basis, excluding the impact of the amortization of merger-related intangible assets of $3.8 million for the third quarter of 2013, adjusted income before income taxes would have increased 62% over the same period of 2012.

The Company generated negative free cash flow of $1.0 million during the third quarter of 2013 and negative $4.0 million for the first nine months of 2013. Free cash flow has been impacted by higher than normal receivables outstanding from some of our large airport clients, and though the Company fully expects to collect on all outstanding balances, the timing of those collections is expected to result in lower than expected free cash flow for 2013. In addition, the Company has paid out approximately $5 million more than expected for merger and integration related costs and capital investments.

Recent Developments

AXS Digital, LLC (AEG Worldwide’s ticketing platform) and Standard Parking Corporation executed a multi-year agreement to use the Company’s Click and Park® online reservation and payment engine to provide online parking reservation and routing services for parking facilities surrounding AEG venues across the United States. Initially, 21 venues throughout the United States will begin using Click and Park’s patented travel demand management system.

Porter Airlines awarded SP Plus® Airport Services a contract to implement shuttle bus operations between Billy Bishop Toronto City Airport and off-site parking locations. As part of its services, the Company will implement its Click and Park® online reservation system to process pre-paid parking reservations for Porter Airlines passengers. This agreement represents the first direct contract between SP Plus® Airport Services and a commercial airline.

Xerox State and Local Solutions, Inc., a contractor to the Texas Department of Transportation, awarded Standard Parking a multi-year subcontract to provide certain Toll Operations and Courtesy Patrol services for a portion of the Texas toll road system serving Austin, TX.  The contract includes the remote monitoring of seven toll plazas, coordination of maintenance functions for those toll plazas, and the operation of Courtesy Patrols that provide roadside assistance to stranded or disabled motorists.

2013 Full-Year Outlook

Based on results from the first nine months of 2013, the Company reaffirms its 2013 full-year adjusted earnings per share guidance in the range of $0.75 to $0.85, excluding both merger and integration costs and professional and related fees incurred in connection with the restatement, and in the range of $0.60 - $0.70, excluding only the professional and related fees incurred in connection with the restatement . The change in accounting for deficiency payments under the Bradley Agreement is not expected to have a material impact on full year 2013 earnings per share before professional and related fees incurred in connection with the restatement. The Company is not yet able to estimate the total amount of professional and related fees it will incur in connection with the restatement.

The Company also reduced its full-year 2013 free cash flow expectation by $10 million, to approximately $20 million. As noted in the Third Quarter Operating Results section, free cash flow has been impacted by the combination of higher than normal receivables outstanding from some of the Company’s large airport clients and approximately $5 million in additional merger and integration related costs and capital investments.

Conference Call

The Company’s quarterly earnings conference call will be held at 10:00 a.m. (Central Time) on November 19, 2013 and will be available live and in replay to all analysts and investors through a webcast service. To listen to the live call, individuals are directed to the Company’s Investor Relations page at ir.standardparking.com at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be available shortly after the call on the Standard Parking website and can be accessed for 30 days after the call.

About Standard Parking

Standard Parking is a leading national provider of parking facility management, ground transportation and other ancillary services. The Company has approximately 23,000 employees and manages approximately 4,300 facilities with more than 2.1 million parking spaces in hundreds of cities across North America. The operations include parking-related and shuttle bus operations serving 75 airports. USA Parking System, a Company subsidiary, is one of the premier valet operators in the nation, with more four and five diamond luxury properties, including hotels and resorts, than any other valet competitor.

More information about Standard Parking is available at www.standardparking.com. You should not construe the information on that website to be a part of this release. Standard Parking’s annual reports filed on Form 10-K, as amended, its quarterly reports on Form 10-Q, as amended, and its current reports on Form 8-K are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the Company’s website.

Cautionary Note Regarding Forward-Looking Statements

This release and the attached tables contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including the statements under the caption “ 2013 Full-Year Outlook” and other statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “guidance,” “will,” “are to be” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management’s expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment, all of which are difficult to predict and many of which are beyond management’s control. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: risks related to the Company’s restatement of its historical financial statements discussed in this release (including, without limitation, the time, costs and expenses associated with the restatement, potential inquiries from the SEC and/or Nasdaq, the potential material adverse effect on the price of the Company’s common stock and possible stockholder lawsuits); the Company’s ability to integrate Central Parking into the business of the Company successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the economic benefits, cost savings and other synergies that the Company anticipates as a result of the Central Parking merger are not fully realized or take longer to realize than expected; the Company’s substantially increased indebtedness incurred in connection with the Central Parking merger, which may reduce available cash flow, increase vulnerability to adverse economic conditions, and limit flexibility in planning for, or reacting to, changes in or challenges related to the Company’s business; unanticipated Central Parking merger and integration expenses; the loss of customers, clients or strategic alliances as a result of the Central Parking merger; the impact of the divestitures of management contracts and leases required by the agreement entered into by the Company with the Department of Justice in connection with the Central Parking merger; other losses, or renewals on less favorable terms, of management contracts and leases; adverse litigation judgments or settlements; adverse economic impact to the Company in areas damaged by Hurricane Sandy; changes in general economic and business conditions or demographic trends; the effect on the Company’s strategy and operations due to changes to the Board of Directors that occurred upon the completion of the merger; the impact of public and private regulations; financial difficulties or bankruptcy of major clients; intense competition; insurance losses that are worse than expected or adverse events not covered by insurance; labor disputes; extraordinary events affecting parking at facilities that the Company manages, including emergency safety measures, military or terrorist attacks, cyber terrorism and natural disasters; the risk that state and municipal government clients sell or enter into long-term leases of parking-related assets to competitors or clients of our competitors; uncertainty in the credit markets; availability, terms and deployment of capital; the Company’s ability to obtain performance bonds on acceptable terms; and the impact of Federal health care reform.

For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with GAAP, the Company considers certain financial measures that are not prepared in accordance with GAAP, including G&A excluding merger and integration related costs (also referred to as adjusted G&A), income before income taxes excluding merger and integration related costs (also referred to as adjusted income before income taxes), net income excluding merger and integration related costs (also referred to as adjusted net income), net income per share excluding merger and integration related costs (also referred to as adjusted EPS), EBITDA and EBITDA excluding merger and integration related costs (also referred to as adjusted EBITDA), and free cash flow.

The Company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate its operating and financial performance and to compare such performance to that of prior periods and to the performance of its competitors. Additionally, the Company uses these non-GAAP financial measures in making operational and financial decisions and in the Company’s budgeting and planning process. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance and consistent with guidance previously provided by the Company. Adjusted G&A, EBITDA and adjusted EBITDA, adjusted income before income taxes, adjusted net income and adjusted EPS, and free cash flow should not be considered as alternatives to, or more meaningful indicators of the Company’s operating performance or liquidity than, G&A, income before income taxes, net income, EPS or net cash provided by operating activities, as determined in accordance with GAAP. In addition, the Company’s calculation of such non-GAAP measures may not be comparable to similarly titled measures of another company.

Adjusted G&A and adjusted income before income taxes are non-GAAP financial measures of G&A expenses and income before income taxes, respectively, excluding merger and integration related costs.  The Company believes these financial measures provide useful information regarding the underlying operating performance of the Company and improve comparability of financial results. Adjusted net income and adjusted EPS are non-GAAP financial measures of net income and EPS excluding merger and integration related costs.  In providing EPS guidance, the Company also excludes from adjusted EPS the professional and related fees incurred in connection with the restatement of its financial statements discussed in this release, and the Company also presents adjusted EPS excluding only such professional and related fees.  The Company believes its presentation of these financial measures improves comparability of financial results.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to the Company before (i) interest expense net of interest income, (ii) provision for income taxes, and (iii) depreciation and amortization.  Adjusted EBITDA further adjusts EBITDA by excluding merger and integration related costs.

The Company defines free cash flow as net cash from operating activities, less cash used for investing activities (exclusive of acquisitions), less distribution to noncontrolling interest, plus the effect of exchange rate changes on cash and cash equivalents. The Company believes that the presentation of free cash flow provides useful information regarding its recurring cash provided by operating activities after certain expenditures. It also demonstrates the Company’s ability to execute its financial strategy. The Company’s presentation of free cash flow has material limitations. The Company’s free cash flow does not represent its cash flow available for discretionary expenditures because it excludes certain expenditures that are required or to which the Company has committed, such as debt service requirements. The Company’s definition of free cash flow may not be comparable to similarly-titled measures presented by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the accompanying tables to this release.

STANDARD PARKING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for share and per share data)

	September 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,275	$28,450
Notes and accounts receivable, net	122,353	111,498
Prepaid expenses and supplies	13,873	27,823
Deferred taxes	15,265	15,265
Total current assets	173,766	183,036
Leasehold improvements, equipment, land and construction in progress, net	45,120	40,402
Other assets:
Advances and deposits	7,132	8,540
Intangible assets, net	173,869	197,344
Other assets, net	23,731	22,260
Cost of contracts, net	11,836	14,215
Goodwill	439,382	439,486
	655,950	681,845
Total assets	$874,836	905,283
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$110,560	$129,034
Accrued and other current liabilities	98,200	109,300
Current portion of unfavorable lease contracts	13,592	17,467
Current portion of long-term debt obligations	21,590	21,837
Total current liabilities	243,942	277,638
Deferred taxes	15,333	19,079
Long-term borrowings, excluding current portion:
Obligations under senior credit facility	286,075	286,727
Other long-term debt obligations	1,872	1,995
	287,947	288,722
Unfavorable lease contracts	66,034	74,758
Other long-term liabilities	63,738	58,086
Stockholders’ equity:
Preferred Stock, par value $0.01 per share; 5,000,000 shares authorized as of September 30, 2013 and December 31, 2012; no shares issued	—	—
Common stock, par value $.001 per share; 50,000,000 shares authorized as of September 30, 2013 and December 31, 2012; 21,906,254 and 21,870,770 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	22	22
Additional paid-in capital	239,767	236,375
Accumulated other comprehensive (loss) income	228	(381)
Accumulated deficit	(42,841)	(49,768)
Total Standard Parking Corporation stockholders’ equity	197,176	186,248
Noncontrolling interest	666	752
Total equity	197,842	187,000
Total liabilities and stockholders’ equity	$874,836	$905,283

STANDARD PARKING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for share and per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Parking services revenue:
Lease contracts	$122,771	$42,969	$367,088	$122,927
Management contracts	77,681	49,226	256,435	141,562
	200,452	92,195	623,523	264,489
Reimbursed management contract revenue	154,858	100,958	472,737	309,055
Total revenue	355,310	193,153	1,096,260	573,544
Cost of parking services:
Lease contracts	115,696	40,108	339,828	113,495
Management contracts	44,680	30,713	157,250	84,055
	160,376	70,821	497,078	197,550
Reimbursed management contract expense	154,858	100,958	472,737	309,055
Total cost of parking services	315,234	171,779	969,815	506,605
Gross profit:
Lease contracts	7,075	2,861	27,260	9,432
Management contracts	33,001	18,513	99,185	57,507
Total gross profit	40,076	21,374	126,445	66,939
General and administrative expenses	20,494	13,846	75,310	43,759
Depreciation and amortization	7,959	1,723	23,704	5,258
Operating income	11,623	5,805	27,431	17,922
Other expenses (income):
Interest expense	4,818	1,093	14,421	3,355
Interest income	(108)	(61)	(347)	(181)
	4,710	1,032	14,074	3,174
Income before income taxes	6,913	4,773	13,357	14,748
Income tax expense	2,448	2,504	4,359	6,520
Net income	4,465	2,269	8,998	8,228
Less: Net income attributable to noncontrolling interest	721	75	2,070	232
Net income attributable to Standard Parking Corporation	$3,744	$2,194	$6,928	$7,996
Common stock data:
Net income per share:
Basic	$0.17	$0.14	$0.32	$0.51
Diluted	$0.17	$0.14	$0.31	$0.50
Weighted average shares outstanding:
Basic	21,911,574	15,668,129	21,890,861	15,632,817
Diluted	22,285,723	15,928,685	22,226,030	15,883,535

STANDARD PARKING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except for share and per share data, unaudited)

	Nine Months Ended
	September 30, 2013	September 30, 2012
Operating activities:
Net income	$8,998	$8,228
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	22,335	5,215
Net accretion of acquired lease contracts	(2,526)	—
Loss on sale and abandonment of assets	1,431	56
Amortization of debt issuance costs and original issue discount on borrowings	2,105	446
Non-cash stock-based compensation	3,472	1,114
Excess tax benefit related to stock option exercises	—	(221)
Provisions for losses on accounts receivable	232	229
Deferred income taxes	(1,675)	3,021
Net change in operating assets and liabilities	(24,181)	(7,097)
Net cash provided by operating activities	10,191	10,991
Investing activities:
Purchase of leasehold improvements and equipment	(11,529)	(3,114)
Cost of contracts purchased	(365)	(572)
Proceeds from sale of assets	143	15
Capitalized interest	—	(12)
Contingent payments for businesses acquired	(87)	(93)
Net cash used in investing activities	(11,838)	(3,776)
Financing activities:
Proceeds from exercise of stock options	—	154
Earn-out payments made	(142)	(1,525)
Tax benefit related to stock option exercises	—	221
Payments on senior credit facility	(1,525)	(8,200)
Distribution to noncontrolling interest	(2,156)	(202)
Payment for debt issuance costs	—	(30)
Payments on long-term borrowings	(465)	(522)
Net cash used in financing activities	(4,288)	(10,104)
Effect of exchange rate changes on cash and cash equivalents	(240)	55
Decrease in cash and cash equivalents	(6,175)	(2,834)
Cash and cash equivalents at beginning of period	28,450	13,220
Cash and cash equivalents at end of period	$22,275	$10,386
Supplemental disclosures:
Cash paid during the period for:
Interest	$12,465	2,415
Income taxes	1,128	3,179

STANDARD PARKING CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION - RECONCILIATION OF ADJUSTED G&A, ADJUSTED INCOME BEFORE INCOME TAXES, ADJUSTED NET INCOME AND ADJUSTED EPS

(in thousands, except for share and per share data, unaudited)

	Three months ended			Nine months ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
General and administrative expenses, as reported	$20,494	$26,869	$13,846	$75,310	$43,759
Subtract: Merger and integration related costs	(1,893)	(3,093)	(2,978)	(9,210)	(10,537)
Adjusted G&A	$18,601	$23,776	$10,868	$66,100	$33,222

Income before income taxes, as reported	$6,913	$6,288	$4,773	$13,357	$14,748
Add: Merger and integration related costs	1,893	3,093	2,978	9,210	10,537
Adjusted income before income taxes	$8,806	$9,381	$7,751	$22,567	$25,285

Net income attributable to Standard Parking, as reported	$3,744	$3,442	$2,194	$6,928	$7,996
Add: Merger and integration related costs, after tax (1)	1,098	1,794	1,727	5,342	6,111
Adjusted net income	$4,842	$5,236	$3,921	$12,270	$14,107

Net income per share, as reported
Basic	$0.17	$0.16	$0.14	$0.32	$0.51
Diluted	$0.17	$0.15	$0.14	$0.31	$0.50

Adjusted net income per share
Basic	$0.22	$0.24	$0.25	$0.56	$0.90
Diluted	$0.22	$0.24	$0.25	$0.55	$0.89

Weighted average shares outstanding
Basic	21,911,574	21,889,777	15,668,129	21,890,861	15,632,817
Diluted	22,285,723	22,221,102	15,928,685	22,226,030	15,883,535

(1) Total merger and integration related costs	$1,893	$3,093	$2,978	$9,210	$10,537
Statutory tax rate	42.0%	42.0%	42.0%	42.0%	42.0%
Total merger and integration related costs, after tax	$1,098	$1,794	$1,727	$5,342	$6,111

STANDARD PARKING CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION - RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(in thousands, unaudited)

	Three months ended			Nine months ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net income attributable to Standard Parking, as reported	$3,744	$3,442	$2,194	$6,928	$7,996
Add:
Income tax expense	2,448	2,066	2,504	4,359	6,520
Interest expense, net	4,710	4,635	1,032	14,074	3,174
Depreciation and amortization expense	7,959	8,252	1,723	23,704	5,258
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)	$18,861	$18,395	$7,453	$49,065	$22,948

Add: Merger and integration related costs	1,893	3,093	2,978	9,210	10,537
Adjusted EBITDA	$20,754	$21,488	$10,431	$58,275	$33,485

STANDARD PARKING CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION - CALCULATION OF EPS DILUTION DUE TO AMORTIZATION OF MERGER-RELATED INTANGIBLES

(in thousands, except for share and per share data, unaudited)

	Three months ended		Nine months ended
	September 30, 2013	June 30, 2013	September 30, 2013
Amortization of merger-related intangibles	$3,777	$3,857	$12,553
Statutory tax rate	42%	42%	42%
Amortization of merger-related intangibles, after tax	$2,191	$2,237	$7,281

Weighted average shares outstanding, diluted	22,285,723	22,221,102	22,226,030
Amortization of merger-related intangibles, after tax, per share	$0.10	$0.10	$0.33

STANDARD PARKING CORPORATION

FREE CASH FLOW

(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Operating income	$11,623	$5,805	$27,431	$17,922
Depreciation and amortization expense	7,959	1,723	23,704	5,258
Non-cash compensation	1,004	251	3,472	1,114
Income tax paid	(66)	(366)	(1,128)	(3,179)
Income attributable to noncontrolling interest	(721)	(75)	(2,070)	(232)
Change in assets and liabilities	(12,750)	(5,357)	(31,006)	(7,639)
Purchase of leaseholds, equipment and cost of contracts and contingent purchase payments	(3,738)	(1,637)	(11,981)	(3,791)
Operating cash flow	$3,311	$344	$8,422	$9,453
Cash interest paid (before payment of debt issuance costs)	(4,286)	(606)	(12,465)	(2,385)

Free cash flow (1)	$(975)	$(262)	$(4,043)	$7,068
Decrease (increase) in cash and cash equivalents	(1,818)	(1,331)	6,175	2,834
Free cash flow, net of change in cash	$(2,793)	$(1,593)	$2,132	$9,902

Sources (Uses) of cash:
Proceeds from (Payments) on senior credit facility	$2,875	$1,800	$(1,525)	$(8,200)
(Payments) on other borrowings	(82)	(177)	(465)	(522)
(Payments) on debt issuance	—	(30)	—	(30)
Proceeds from exercise of stock options	—	—	—	154
Tax benefit related to stock option exercises	—	—	—	221
(Payments) on earn-out	—	—	(142)	(1,525)

Total sources (uses) of cash	$2,793	$1,593	$(2,132)	$(9,902)

(1)  Reconciliation of Free Cash Flow to Consolidated Statements of Cash Flow

	Nine Months Ended	Six Months Ended	Three Months Ended
	September 30, 2013	June 30, 2013	September 30, 2013
Net cash provided by operating activities	$10,191	$7,007	$3,184
Net cash (used in) investing activities	(11,838)	(8,191)	(3,647)
Acquisitions	—	—	—
Distribution to noncontrolling interest	(2,156)	(1,612)	(544)
Effect of exchange rate changes on cash and cash equivalents	(240)	(272)	32
Free cash flow	$(4,043)	$(3,068)	$(975)

	Nine Months Ended	Six Months Ended	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2012
Net cash provided by operating activities	$10,991	$9,680	$1,311
Net cash (used in) investing activities	(3,776)	(2,139)	(1,637)
Acquisitions	—	—	—
Distribution to noncontrolling interest	(202)	(128)	(74)
Effect of exchange rate changes on cash and cash equivalents	55	(83)	138
Free cash flow	$7,068	$7,330	$(262)

STANDARD PARKING CORPORATION

LOCATION COUNT

	September 30, 2013	December 31, 2012	September 30, 2012
Managed facilities	3,420	3,325	1,962
Leased facilities	857	939	199
Total facilities	4,277	4,264	2,161

STANDARD PARKING CORPORATION

ORIGINALLY REPORTED, AS RECAST AND AS REVISED INCOME STATEMENT

(in thousands, except for share and per share data, unaudited)

	Three months ended March 31, 2012			Three months ended June 30, 2012			Three months ended September 30, 2012			Three months ended December 31, 2012
	Originally Reported	Impact of Restatement	As Revised	Originally Reported	Impact of Restatement	As Revised	Originally Reported	Impact of Restatement	As Revised	Originally Reported	Impact of Purchase Price Accounting Finalization	As Recast for Purchase Price Accounting Finalization	Impact of Restatement	As Revised
Parking services revenue:
Lease contracts	37,544	—	37,544	42,414	—	42,414	42,969	—	42,969	127,428	—	127,428	—	127,428
Management contracts	47,964	—	47,964	44,372	—	44,372	49,226	—	49,226	88,939	—	88,939	—	88,939
Reimbursed revenue	103,937	—	103,937	104,160	—	104,160	100,958	—	100,958	164,027	—	164,027	—	164,027
Total revenue	189,445	—	189,445	190,946	—	190,946	193,153	—	193,153	380,394	—	380,394	—	380,394

Cost of parking services:
Lease contracts	35,387	—	35,387	38,000	—	38,000	40,108	—	40,108	116,767	1,519	118,286	—	118,286
Management contracts	28,492	779	29,271	24,018	53	24,071	30,409	304	30,713	57,924	—	57,924	(30)	57,894
Reimbursed expenses	103,937	—	103,937	104,160	—	104,160	100,958	—	100,958	164,027	—	164,027	—	164,027
Total cost of parking service	167,816	779	168,595	166,178	53	166,231	171,475	304	171,779	338,718	1,519	340,237	(30)	340,207

Gross Profit:
Gross Profit- Lease Contracts	2,157	—	2,157	4,414	—	4,414	2,861	—	2,861	10,661	(1,519)	9,142	—	9,142
Gross Profit- Mgmt Contracts	19,472	(779)	18,693	20,354	(53)	20,301	18,817	(304)	18,513	31,015	—	31,015	30	31,045
Total gross profit	21,629	(779)	20,850	24,768	(53)	24,715	21,678	(304)	21,374	41,676	(1,519)	40,157	30	40,187

General and adminstrative	15,045	—	15,045	14,868	—	14,868	13,846	—	13,846	42,904	—	42,904	(123)	42,781
Depreciation & amortization	1,728	—	1,728	1,807	—	1,807	1,723	—	1,723	7,983	272	8,255	—	8,255
Operating income	4,856	(779)	4,077	8,093	(53)	8,040	6,109	(304)	5,805	(9,211)	(1,791)	(11,002)	153	(10,849)

Other expense (income):
Interest expense	1,130	—	1,130	1,132	—	1,132	1,093	—	1,093	5,094	—	5,094	167	5,261
Interest income	(70)	—	(70)	(135)	85	(50)	(61)	—	(61)	(116)	—	(116)	—	(116)
	1,060	—	1,060	997	85	1,082	1,032	—	1,032	4,978	—	4,978	167	5,145

Income before income taxes	3,796	(779)	3,017	7,096	(138)	6,958	5,077	(304)	4,773	(14,189)	(1,791)	(15,980)	(14)	(15,994)
Income tax expense (benefit)	1,528	(313)	1,215	2,856	(55)	2,801	2,623	(119)	2,504	(9,381)	(752)	(10,133)	(7)	(10,140)
Net income (loss)	2,268	(466)	1,802	4,240	(83)	4,157	2,454	(185)	2,269	(4,808)	(1,039)	(5,847)	(7)	(5,854)
Less: Net income attributable to noncontrolling interest	72	—	72	85	—	85	75	—	75	802	—	802	—	802
Net income attributable to Standard Parking	2,196	(466)	1,730	4,155	(83)	4,072	2,379	(185)	2,194	(5,610)	(1,039)	(6,649)	(7)	(6,656)

Net income per share:
Basic	$0.14	$(0.03)	$0.11	$0.27	$(0.01)	$0.26	$0.15	$(0.01)	$0.14	$(0.26)	$(0.04)	$(0.30)	$0.00	$(0.30)
Diluted	$0.14	$(0.03)	$0.11	$0.26	$0.00	$0.26	$0.15	$(0.01)	$0.14	$(0.26)	$(0.04)	$(0.30)	$0.00	$(0.30)

Weighted average shares outstanding:
Basic	15,563,914		15,563,914	15,665,263		15,665,263	15,668,129		15,668,129	21,836,583		21,836,583		21,836,583
Diluted	15,820,118		15,820,118	15,900,659		15,900,659	15,928,685		15,928,685	22,357,602		22,357,602		22,357,602

STANDARD PARKING CORPORATION

ORIGINALLY REPORTED, AS RECAST AND AS REVISED INCOME STATEMENT

(in thousands, except for share and per share data, unaudited)

	Three months ended March 31, 2013					Three months ended June 30, 2013					Six months ended June 30, 2013
	Originally Reported	Impact of Purchase Price Accounting Finalization	As Recast for Purchase Price Accounting Finalization	Impact of Restatement	As Revised	Originally Reported	Impact of Purchase Price Accounting Finalization	As Recast for Purchase Price Accounting Finalization	Impact of Restatement	As Revised	Originally Reported	Impact of Purchase Price Accounting Finalization	As Recast for Purchase Price Accounting Finalization	Impact of Restatement	As Revised
Parking services revenue:
Lease contracts	123,136	(2,051)	121,085	—	121,085	123,232	—	123,232	—	123,232	246,368	(2,051)	244,317	—	244,317
Management contracts	87,395	2,700	90,095	—	90,095	88,659	—	88,659	—	88,659	176,054	2,700	178,754	—	178,754
Reimbursed revenue	159,477	—	159,477	—	159,477	158,402	—	158,402	—	158,402	317,879	—	317,879	—	317,879
Total revenue	370,008	649	370,657	—	370,657	370,293	—	370,293	—	370,293	740,301	649	740,950	—	740,950

Cost of parking services:
Lease contracts	111,500	618	112,118	—	112,118	111,566	448	112,014	—	112,014	223,066	1,066	224,132	—	224,132
Management contracts	58,334	—	58,334	403	58,737	54,653	—	54,653	(820)	53,833	112,987	—	112,987	(417)	112,570
Reimbursed expenses	159,477	—	159,477	—	159,477	158,402	—	158,402	—	158,402	317,879	—	317,879	—	317,879
Total cost of parking service	329,311	618	329,929	403	330,332	324,621	448	325,069	(820)	324,249	653,932	1,066	654,998	(417)	654,581

Gross Profit:
Gross Profit- Lease Contracts	11,636	(2,669)	8,967	—	8,967	11,666	(448)	11,218	—	11,218	23,302	(3,117)	20,185	—	20,185
Gross Profit- Mgmt Contracts	29,061	2,700	31,761	(403)	31,358	34,006	—	34,006	820	34,826	63,067	2,700	65,767	417	66,184
Total gross profit	40,697	31	40,728	(403)	40,325	45,672	(448)	45,224	820	46,044	86,369	(417)	85,952	417	86,369

General and adminstrative	27,825	—	27,825	123	27,948	26,869	—	26,869	—	26,869	54,694	—	54,694	122	54,816
Depreciation & amortization	7,308	185	7,493	—	7,493	8,074	178	8,252	—	8,252	15,382	363	15,745	—	15,745
Operating income	5,564	(154)	5,410	(526)	4,884	10,729	(626)	10,103	820	10,923	16,293	(780)	15,513	295	15,808

Other expense (income):
Interest expense	5,007	—	5,007	(167)	4,840	4,763	—	4,763	—	4,763	9,770	—	9,770	(167)	9,603
Interest income	(111)	—	(111)	—	(111)	(188)	—	(188)	60	(128)	(299)	—	(299)	60	(239)
	4,896	—	4,896	(167)	4,729	4,575	—	4,575	60	4,635	9,471	—	9,471	(107)	9,364

Income before income taxes	668	(154)	514	(359)	155	6,154	(626)	5,528	760	6,288	6,822	(780)	6,042	402	6,444
Income tax expense (benefit)	46	(65)	(19)	(135)	(154)	2,049	(262)	1,787	279	2,066	2,095	(327)	1,768	143	1,911
Net income (loss)	622	(89)	533	(224)	309	4,105	(364)	3,741	481	4,222	4,727	(453)	4,274	259	4,533
Less: Net income attributable to noncontrolling interest	569	—	569	—	569	780	—	780	—	780	1,349	—	1,349	—	1,349
Net income attributable to Standard Parking	53	(89)	(36)	(224)	(260)	3,325	(364)	2,961	481	3,442	3,378	(453)	2,925	259	3,184

Net income per share:
Basic	$0.00	$0.00	$0.00	$(0.01)	$(0.01)	$0.15	$(0.01)	$0.14	$0.02	$0.16	$0.15	$(0.02)	$0.13	$0.02	$0.15
Diluted	$0.00	$0.00	$0.00	$(0.01)	$(0.01)	$0.15	$(0.02)	$0.13	$0.02	$0.15	$0.15	$(0.02)	$0.13	$0.01	$0.14

Weighted average shares outstanding:
Basic	21,870,771		21,870,771		21,870,771	21,889,777		21,889,777		21,889,777	21,880,274		21,880,274		21,880,274
Diluted	22,170,804		22,170,804		22,170,804	22,221,102		22,221,102		22,221,102	22,195,953		22,195,953		22,195,953